Exhibit 99.a(2)(b)

SCHEDULE A

To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
Amended and Restated as of March 27, 2000

FUND		CLASSES

1.	Balanced Fund	Classes A, C, I, R and Y
2.	Core Bond Index Fund	Classes A, I and Y
3.	Diversified Stock Fund	Classes A, C, I, R and Y
4.	Established Value Fund	Classes A, I, R and Y
5.	Federal Money Market Fund	Investor and Select
6.	Financial Reserves Fund	Class A
7.	Fund for Income Fund	Classes A, C, I, R and Y
8.	Global Equity Fund	Classes A, C, I and Y
9.	Government Reserves Fund	Trust and Select
10.	Institutional Money Market Fund	Investor and Select
11.	International Fund	Classes A, C, I and Y
12.	International Select Fund	Classes A, C, I and Y
13.	Investment Grade Convertible Fund	Classes A, I and Y
14.	Large Cap Growth Fund	Classes A, C, I, R and Y
15.	National Municipal Bond Fund	Class A and Y
16.	Ohio Municipal Bond Fund	Class A and Y
17.	Ohio Municipal Money Market Fund	Class A
18.	Prime Obligations Fund	Class A
19.	Small Company Opportunity Fund	Classes A, I, R and Y
20.	Special Value Fund	Classes A, C, I, R and Y
21.	Stock Index Fund	Classes A, R and Y
22.	Tax-Free Money Market Fund	Class A
23.	Value Fund	Classes A, C, I, R and Y

As of November 30, 2011.